EXHIBIT 3 (a)


                       ARTICLES OF AMENDMENT OF
                   GARBALIZER MACHINERY CORPORATION


      The name of the corporation is Garbalizer Machinery
Corporation, 507 Newhouse Building, Salt Lake City, Utah, 84111.

      the amendments adopted are as follows:

                              ARTICLE I

      The name of the corporation is RecycleNet Corporation.

                              ARTICLE II

      The authorized capitalization of the corporation shall be 150,000,000 $ 0.01 par value common shares.

      The revised articles of incorporation hereby supersede the original articles of incorporation and all amendments thereto.

     a. the amendments were adopted by the shareholders at a special shareholders meeting held March 19, 1999.

     b. the number of shares outstanding and entitled to voter are 11,816,132; there are no classes of shares.

     c.    the number of shares voting for and against such
           amendments are as follows:
            for   9,267,813  against   0

      Dated this the 19th day of March 1999


                  Garbalizer Machinery Corporation


                  By    /S/ John C. Brewer
                    ----------------------------------
                        John C. Brewer, President


           On the date above shown personally appeared John C.
           Brewer and signed the foregoing document as president of the above corporation.


                                         -------------------------
                                         Notary Public residing at
                                         Salt Lake City, Utah

my commission
expires:

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                                1





                                                                EXHIBIT 3(b)

                                       CORRECTED
                                ARTICLES OF AMENDMENT OF
                            GARBALIZER MACHINERY CORPORATION

           The name of the corporation is Garbalizer Machinery Corporation, 507 Newhouse Building, Salt Lake City, Utah, 84111.

           the amendments adopted are as follows:

                                       ARTICLE I

           The name of the corporation is RecycleNet Corporation.

                                       ARTICLE II

           The authorized capitalization of the corporation shall be 150,000,000 $ 0.01 par value common shares.

           The board of directors is authorized to create and designate one or more series within the class of common shares and to designate relative preferences, limitations and rights of the series in accordance with section 16-10a-602 of the Utah Revised Business Corporation Act.

           The revised articles of incorporation hereby supersede the original articles of incorporation and all amendments thereto.

          a. the amendments were adopted by the shareholders at a special shareholders meeting held March 19, 1999.

          b. the number of shares outstanding and entitled to voter are 11,816,132; there are no classes of shares.

          c. the number of shares voting for and against such amendments are as follows:
                 for   9,267,813  against   0

           Dated this the 19th day of March 1999


                       Garbalizer Machinery Corporation


                       By   /s/ John C. Brewer
                         -----------------------------
                           John C. Brewer, President


                On the date above shown personally appeared John C. Brewer and signed the foregoing document as president of the above corporation.


                                              ------------------------
                                              Notary Public residing at
                                              Salt Lake City, Utah

     my commission
     expires: